Exhibit 99.1

11011 Sunset Hills Road
Reston, Virginia 20190	News
www.gd.com

Contact: Jeff A. Davis
Tel: 703 876 3483
press@generaldynamics.com

General Dynamics Reports Second-Quarter 2024 Financial Results

July 24, 2024

•Revenue of $12 billion, up 18% from year-ago quarter
•Operating earnings of $1.2 billion, up 20.2% from year-ago quarter
•Diluted EPS of $3.26, up 20.7% from year-ago quarter
•Operating margin of 9.7%, a 20-basis-point expansion from year-ago quarter

RESTON, Va. – General Dynamics (NYSE: GD) today reported second-quarter 2024 revenue of $12 billion, up 18% from the second quarter of 2023. Operating earnings of $1.2 billion were up 20.2% from the year-ago quarter. Diluted earnings per share (EPS) were $3.26, up 20.7% from the year-ago quarter. Operating margin for the quarter was 9.7%, a 20-basis point expansion from the year-ago quarter, with particular strength in the Technologies and Combat Systems segments.

“This was a strong quarter overall, as reflected by solid growth in all key measures from a year ago. Our businesses continue to focus on disciplined execution of their programs, cost and schedule,” said Phebe N. Novakovic, chairman and chief executive officer. “In the Aerospace segment, we are continuing to ramp up the pace of our G700 deliveries and our defense businesses continued to grow, reflecting increased demand in response to the threat environment.”

Gulfstream delivered 37 aircraft in the quarter, 31 of which were large-cabin aircraft. This compares with 24 aircraft delivered in the year-ago quarter, of which 18 were large-cabin.

Cash and Capital Deployment
Net cash provided by operating activities in the quarter was $814 million, or 90% of net earnings. During the quarter, the company paid $389 million in dividends, invested $201 million in capital expenditures, and used $34 million to repurchase shares, ending the quarter with $1.4 billion in cash and equivalents on hand.

Orders and Backlog
The consolidated book-to-bill ratio, defined as orders divided by revenue, was 0.8-to-1 for the quarter. Company-wide backlog was $91.3 billion. Estimated potential contract value, representing management’s estimate of additional value in unfunded indefinite delivery, indefinite quantity (IDIQ) contracts and unexercised options, was $38.5 billion. Total estimated contract value, the sum of all backlog components, was $129.8 billion.

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In the Aerospace segment, orders in the quarter totaled $2.7 billion. Aerospace backlog of $20 billion is 2.8% above the year-ago quarter.

In the defense segments, orders in the quarter totaled $7.4 billion, with particular strength in Combat Systems, which had a book-to-bill ratio of 1.5-to-1. Significant awards in the defense segments included two contracts from the Canadian government, with options having combined maximum potential value of $1.9 billion shared with an industry partner, for the Logistics Vehicle Modernization (LVM) program; $205 million, with options having a maximum potential value of $1.1 billion, for planning yard services for the Arleigh Burke-class (DDG-51) guided-missile destroyer program; a $25 million contract from the U.S. Army, with maximum potential value of $535 million, for systems technical support of the Stryker vehicle fleet; $205 million, with options having a maximum potential value of $525 million, from the North Carolina Department of Health and Human Services to operate its Medicaid Management Information System; various munitions and ordnance contracts with maximum potential value totaling $460 million if all options are exercised; and several key contracts for classified customers with maximum potential value of $665 million. A detailed list of significant awards is provided in Exhibit I.

About General Dynamics
Headquartered in Reston, Virginia, General Dynamics is a global aerospace and defense company that offers a broad portfolio of products and services in business aviation; ship construction and repair; land combat vehicles, weapons systems and munitions; and technology products and services. General Dynamics employs more than 100,000 people worldwide and generated $42.3 billion in revenue in 2023. More information is available at www.gd.com.

WEBCAST INFORMATION: General Dynamics will webcast its second-quarter 2024 financial results conference call at 9 a.m. EDT on Wednesday, July 24, 2024. The webcast will be a listen-only audio event available at www.gd.com. An on-demand replay of the webcast will be available by telephone two hours after the end of the call through July 31, 2024, at 800-770-2030 (international: +1 609-800-9909), conference ID 4299949. Charts furnished to investors and securities analysts in connection with General Dynamics’ announcement of its financial results are available at www.gd.com.

This press release contains forward-looking statements (FLS), including statements about the company’s future operational and financial performance, which are based on management’s expectations, estimates, projections and assumptions. Words such as “expects,” “anticipates,” “plans,” “believes,” “forecasts,” “scheduled,” “outlook,” “estimates,” “should” and variations of these words and similar expressions are intended to identify FLS. In making FLS, we rely on assumptions and analyses based on our experience and perception of historical trends; current conditions and expected future developments; and other factors, estimates and judgments we consider reasonable and appropriate based on information available to us at the time. FLS are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. FLS are not guarantees of future performance and involve factors, risks and uncertainties that are difficult to predict. Actual future results and trends may differ materially from what is forecast in the FLS. All FLS speak only as of the date they were made. We do not undertake any obligation to update or publicly release revisions to FLS to reflect events, circumstances or changes in expectations after the date of this press release. Additional information regarding these factors is contained in the company’s filings with the SEC, and these factors may be revised or supplemented in future SEC filings. In addition, this press release contains some financial measures not prepared in accordance with U.S. generally accepted accounting principles (GAAP). While we believe these non-GAAP metrics provide useful information for investors, there are limitations associated with their use, and our calculations of these metrics may not be comparable to similarly titled measures of other companies. Non-GAAP
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metrics should not be considered in isolation from, or as a substitute for, GAAP measures. Reconciliations to comparable GAAP measures and other information relating to our non-GAAP measures are included in other filings with the SEC, which are available at investorrelations.gd.com.
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EXHIBIT A
CONSOLIDATED STATEMENT OF EARNINGS - (UNAUDITED)
DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

	Three Months Ended		Variance
	June 30, 2024	July 2, 2023	$	%
Revenue	$11,976	$10,152	$1,824	18.0%
Operating costs and expenses	(10,820)	(9,190)	(1,630)
Operating earnings	1,156	962	194	20.2%
Other, net	18	13	5
Interest, net	(84)	(89)	5
Earnings before income tax	1,090	886	204	23.0%
Provision for income tax, net	(185)	(142)	(43)
Net earnings	$905	$744	$161	21.6%
Earnings per share—basic	$3.30	$2.72	$0.58	21.3%
Basic weighted average shares outstanding	274.1	273.1
Earnings per share—diluted	$3.26	$2.70	$0.56	20.7%
Diluted weighted average shares outstanding	277.7	275.1

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EXHIBIT B
CONSOLIDATED STATEMENT OF EARNINGS - (UNAUDITED)
DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

	Six Months Ended		Variance
	June 30, 2024	July 2, 2023	$	%
Revenue	$22,707	$20,033	$2,674	13.3%
Operating costs and expenses	(20,515)	(18,133)	(2,382)
Operating earnings	2,192	1,900	292	15.4%
Other, net	32	46	(14)
Interest, net	(166)	(180)	14
Earnings before income tax	2,058	1,766	292	16.5%
Provision for income tax, net	(354)	(292)	(62)
Net earnings	$1,704	$1,474	$230	15.6%
Earnings per share—basic	$6.22	$5.39	$0.83	15.4%
Basic weighted average shares outstanding	273.8	273.6
Earnings per share—diluted	$6.14	$5.34	$0.80	15.0%
Diluted weighted average shares outstanding	277.4	275.8
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EXHIBIT C
REVENUE AND OPERATING EARNINGS BY SEGMENT - (UNAUDITED)
DOLLARS IN MILLIONS

	Three Months Ended		Variance
	June 30, 2024	July 2, 2023	$	%
Revenue:
Aerospace	$2,940	$1,953	$987	50.5%
Marine Systems	3,453	3,059	394	12.9%
Combat Systems	2,288	1,924	364	18.9%
Technologies	3,295	3,216	79	2.5%
Total	$11,976	$10,152	$1,824	18.0%
Operating earnings:
Aerospace	$319	$236	$83	35.2%
Marine Systems	245	235	10	4.3%
Combat Systems	313	251	62	24.7%
Technologies	320	283	37	13.1%
Corporate	(41)	(43)	2	4.7%
Total	$1,156	$962	$194	20.2%
Operating margin:
Aerospace	10.9%	12.1%
Marine Systems	7.1%	7.7%
Combat Systems	13.7%	13.0%
Technologies	9.7%	8.8%
Total	9.7%	9.5%

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EXHIBIT D
REVENUE AND OPERATING EARNINGS BY SEGMENT - (UNAUDITED)
DOLLARS IN MILLIONS

	Six Months Ended		Variance
	June 30, 2024	July 2, 2023	$	%
Revenue:
Aerospace	$5,024	$3,845	$1,179	30.7%
Marine Systems	6,784	6,051	733	12.1%
Combat Systems	4,390	3,680	710	19.3%
Technologies	6,509	6,457	52	0.8%
Total	$22,707	$20,033	$2,674	13.3%
Operating earnings:
Aerospace	$574	$465	$109	23.4%
Marine Systems	477	446	31	7.0%
Combat Systems	595	496	99	20.0%
Technologies	615	582	33	5.7%
Corporate	(69)	(89)	20	22.5%
Total	$2,192	$1,900	$292	15.4%
Operating margin:
Aerospace	11.4%	12.1%
Marine Systems	7.0%	7.4%
Combat Systems	13.6%	13.5%
Technologies	9.4%	9.0%
Total	9.7%	9.5%

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EXHIBIT E
CONSOLIDATED BALANCE SHEET
DOLLARS IN MILLIONS

	(Unaudited)
	June 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash and equivalents	$1,362	$1,913
Accounts receivable	3,152	3,004
Unbilled receivables	8,568	7,997
Inventories	9,686	8,578
Other current assets	1,544	2,123
Total current assets	24,312	23,615
Noncurrent assets:
Property, plant and equipment, net	6,276	6,198
Intangible assets, net	1,550	1,656
Goodwill	20,452	20,586
Other assets	2,852	2,755
Total noncurrent assets	31,130	31,195
Total assets	$55,442	$54,810
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt and current portion of long-term debt	$2,004	$507
Accounts payable	2,969	3,095
Customer advances and deposits	10,089	9,564
Other current liabilities	3,195	3,266
Total current liabilities	18,257	16,432
Noncurrent liabilities:
Long-term debt	7,257	8,754
Other liabilities	7,892	8,325
Total noncurrent liabilities	15,149	17,079
Shareholders’ equity:
Common stock	482	482
Surplus	3,925	3,760
Retained earnings	40,191	39,270
Treasury stock	(21,128)	(21,054)
Accumulated other comprehensive loss	(1,434)	(1,159)
Total shareholders’ equity	22,036	21,299
Total liabilities and shareholders’ equity	$55,442	$54,810

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EXHIBIT F
CONSOLIDATED STATEMENT OF CASH FLOWS - (UNAUDITED)
DOLLARS IN MILLIONS

	Six Months Ended
	June 30, 2024	July 2, 2023
Cash flows from operating activities—continuing operations:
Net earnings	$1,704	$1,474
Adjustments to reconcile net earnings to net cash from operating activities:
Depreciation of property, plant and equipment	311	297
Amortization of intangible and finance lease right-of-use assets	117	136
Equity-based compensation expense	87	87
Deferred income tax benefit	(90)	(154)
(Increase) decrease in assets, net of effects of business acquisitions:
Accounts receivable	(158)	(159)
Unbilled receivables	(601)	513
Inventories	(1,152)	(1,264)
Increase (decrease) in liabilities, net of effects of business acquisitions:
Accounts payable	(125)	(33)
Customer advances and deposits	169	1,286
Other, net	274	10
Net cash provided by operating activities	536	2,193
Cash flows from investing activities:
Capital expenditures	(360)	(373)
Other, net	53	(31)
Net cash used by investing activities	(307)	(404)
Cash flows from financing activities:
Dividends paid	(750)	(705)
Purchases of common stock	(139)	(378)
Repayment of fixed-rate notes	—	(750)
Other, net	111	(42)
Net cash used by financing activities	(778)	(1,875)
Net cash used by discontinued operations	(2)	(2)
Net decrease in cash and equivalents	(551)	(88)
Cash and equivalents at beginning of period	1,913	1,242
Cash and equivalents at end of period	$1,362	$1,154

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EXHIBIT G
ADDITIONAL FINANCIAL INFORMATION - (UNAUDITED)
DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

Other Financial Information:
	June 30, 2024	December 31, 2023
Debt-to-equity (a)	42.0%	43.5%
Book value per share (b)	$80.20	$77.85
Shares outstanding	274,777,579	273,599,948

	Second Quarter		Six Months
	2024	2023	2024	2023
Income tax refunds (payments), net	$81	$(269)	$48	$(327)
Company-sponsored research and development (c)	$147	$145	$284	$255
Return on sales (d)	7.6%	7.3%	7.5%	7.4%

Non-GAAP Financial Measures:
	Second Quarter		Six Months
	2024	2023	2024	2023
Free cash flow:
Net cash provided by operating activities	$814	$731	$536	$2,193
Capital expenditures	(201)	(212)	(360)	(373)
Free cash flow (e)	$613	$519	$176	$1,820

	June 30, 2024	December 31, 2023
Net debt:
Total debt	$9,261	$9,261
Less cash and equivalents	1,362	1,913
Net debt (f)	$7,899	$7,348
(a)Debt-to-equity ratio is calculated as total debt divided by total equity as of the end of the period.

(b)Book value per share is calculated as total equity divided by total outstanding shares as of the end of the period.

(c)Includes independent research and development and Aerospace product-development costs.

(d)Return on sales is calculated as net earnings divided by revenue.

(e)We define free cash flow as net cash from operating activities less capital expenditures. We believe free cash flow is a useful measure for investors because it portrays our ability to generate cash from our businesses for purposes such as repaying debt, funding business acquisitions, repurchasing our common stock and paying dividends. We use free cash flow to assess the quality of our earnings and as a key performance measure in evaluating management.

(f)We define net debt as short- and long-term debt (total debt) less cash and equivalents. We believe net debt is a useful measure for investors because it reflects the borrowings that support our operations and capital deployment strategy. We use net debt as an important indicator of liquidity and financial position.

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EXHIBIT H
BACKLOG - (UNAUDITED)
DOLLARS IN MILLIONS

	Funded	Unfunded	Total Backlog	Estimated Potential Contract Value*	Total Estimated Contract Value
Second Quarter 2024:
Aerospace	$19,126	$911	$20,037	$372	$20,409
Marine Systems	29,912	11,436	41,348	3,983	45,331
Combat Systems	16,003	673	16,676	5,816	22,492
Technologies	9,365	3,875	13,240	28,283	41,523
Total	$74,406	$16,895	$91,301	$38,454	$129,755
First Quarter 2024:
Aerospace	$19,564	$981	$20,545	$305	$20,850
Marine Systems	29,711	14,415	44,126	3,749	47,875
Combat Systems	14,923	686	15,609	7,002	22,611
Technologies	8,976	4,478	13,454	29,206	42,660
Total	$73,174	$20,560	$93,734	$40,262	$133,996
Second Quarter 2023:
Aerospace	$19,050	$447	$19,497	$888	$20,385
Marine Systems	30,318	13,410	43,728	3,238	46,966
Combat Systems	14,349	718	15,067	6,196	21,263
Technologies	9,732	3,333	13,065	27,639	40,704
Total	$73,449	$17,908	$91,357	$37,961	$129,318

*The estimated potential contract value includes work awarded on unfunded indefinite delivery, indefinite quantity (IDIQ) contracts and unexercised options associated with existing firm contracts, including options and other agreements with existing customers to purchase new aircraft and aircraft services. We recognize options in backlog when the customer exercises the option and establishes a firm order. For IDIQ contracts, we evaluate the amount of funding we expect to receive and include this amount in our estimated potential contract value. The actual amount of funding received in the future may be higher or lower than our estimate of potential contract value.

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EXHIBIT H-1
BACKLOG - (UNAUDITED)
DOLLARS IN MILLIONS

$110,000
$100,000
$90,000
$80,000
$70,000
$60,000
$50,000
$40,000
$30,000
$20,000
$10,000
$0
$87,234
$87,630
$88,833
$91,137
$89,825
$91,357
$95,560
$93,627
$93,734
$91,301
1Q22
2Q22
3Q22
4Q22
1Q23
2Q23
3Q23
4Q23
1Q24
2Q24

Funded Backlog	Unfunded Backlog

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EXHIBIT H-2
BACKLOG BY SEGMENT - (UNAUDITED)
DOLLARS IN MILLIONS

AEROSPACE
$25,000
$20,000
$15,000
$10,000
$5,000
$0
$19,497
$20,059
$20,454
$20,545
$20,037
2Q23
3Q23
4Q23
1Q24
2Q24

MARINE SYSTEMS

$60,000
$45,000
$30,000
$15,000
$0
$43,728
$47,722
$45,896
$44,126
$41,348
2Q23
3Q23
4Q23
1Q24
2Q24

COMBAT SYSTEMS

$20,000
$15,000
$10,000
$5,000
$0
$15,067
$15,094
$14,537
$15,609
$16,676
2Q23
3Q23
4Q23
1Q24
2Q24

TECHNOLOGIES
$20,000
$15,000
$10,000
$5,000
$0
$13,065
$12,685
$12,740
$13,454
$13,240
2Q23
3Q23
4Q23
1Q24
2Q24

Funded Backlog	Unfunded Backlog

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EXHIBIT I
SECOND QUARTER 2024 SIGNIFICANT ORDERS - (UNAUDITED)
DOLLARS IN MILLIONS

We received the following significant contract awards during the second quarter of 2024:
Marine Systems:
•$205 from the U.S. Navy for planning yard services for the Arleigh Burke-class (DDG-51) guided-missile destroyer program. The contract including options has a maximum potential value of $1.1 billion.
•$55 from the Navy to support non-nuclear maintenance on submarines based at the New England Naval Submarine Support Facility.
•$55 from the Navy for maintenance and modernization on the USS James E. Williams, a DDG-51 guided-missile destroyer.
•$35 for design and engineering services in support of U.S. and U.K. submarine technologies for the Navy.
•$35 for advanced nuclear plant studies (ANPS) in support of the Columbia-class submarine program for the Navy.
Combat Systems:
•Two contracts from the Canadian government for the Logistics Vehicle Modernization (LVM) program to provide a new fleet of light and heavy armored vehicles and logistics support services for the Canadian army. These contracts including options have a maximum potential value of $1.9 billion. The scope of work is shared with an industry partner.
•$25 from the U.S. Army for systems technical support on the Stryker fleet. The contract has a maximum potential value of $535.
•$385 for various munitions and ordnance. These contracts including options have a maximum potential value of $460.
•$390 from the Army primarily to establish additional capacity for artillery propellant.
•$375 from the Army to upgrade Stryker vehicles to the double-V-hull A1 configuration.
•$325 from the Army for the third phase of the low-rate initial production (LRIP) of the M10 Booker Combat Vehicle.
•$230 from the Army to upgrade Abrams main battle tanks to the system enhancement package version 3 (SEPv3) configuration.
•$120 from the Army to provide system and sustainment technical support services for Abrams main battle tanks.
Technologies:
•$530 for several key contracts for classified customers. These contracts have a maximum potential value of $665.
•$205 from the North Carolina Department of Health and Human Services to operate its Medicaid Management Information System. The contract including options has a maximum potential value of $525.
•$50 from the Centers for Medicare and Medicaid Services (CMS) to support the Benefits Coordination & Recovery Center. The contract including options has a maximum potential value of $285.
•$55 to provide information technology (IT) network operations and maintenance services to the Army. The contract including options has a maximum potential value of $200.
•$185 from CMS to provide cloud services and software tools.
•$30 to provide cybersecurity services to the U.S. Air Force. The contract including options has a maximum potential value of $185.
•$145 to provide ship modernization services for the Navy.
•$10 to integrate hardware and software solutions for Navy platforms. The contract including options has a maximum potential value of $110.
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EXHIBIT J
AEROSPACE SUPPLEMENTAL DATA - (UNAUDITED)
DOLLARS IN MILLIONS

	Second Quarter		Six Months
	2024	2023	2024	2023
Gulfstream Aircraft Deliveries (units):
Large-cabin aircraft	31	18	52	35
Mid-cabin aircraft	6	6	9	10
Total	37	24	61	45

Aerospace Book-to-Bill:
Orders*	$2,673	$2,476	$5,099	$4,203
Revenue	2,940	1,953	5,024	3,845
Book-to-Bill Ratio	0.9x	1.3x	1.0x	1.1x

*Does not include customer defaults, liquidated damages, cancellations, foreign exchange fluctuations and other backlog adjustments.

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